UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005

WINLAND ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

1-15637 (Commission File Number)	41-0992135 (IRS Employer Identification No.)

1950 Excel Drive
Mankato, Minnesota 56001
(Address of Principal Executive Offices) (Zip Code)

(507) 625-7231
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Item 8.01 Other Events.

     On February 28, 2005, Lorin E. Krueger, Chief Executive Officer and President of Winland Electronics, Inc. (the “Company”) adopted a trading plan in accordance with Rule 10b5-1 to provide for an orderly disposition of a portion of his holdings of the Company’s Common Stock. Mr. Krueger’s plan provides for the sale of up to 36,000 shares (4,000 shares each month), subject to a price limit. In addition, Mr. Krueger’s daughter adopted a similar trading plan to provide for the sale of all of her holdings of the Company’s Common Stock; she will sell 4,150 shares (830 shares each month), which shares are beneficially owned by Mr. Krueger. No shares will be sold under the plans prior to March 15, 2005, and the plans will expire upon the sale of all of the respective shares or December 31, 2005, whichever is earlier. As of February 28, 2005, Mr. Krueger beneficially owned 287,196 shares (8.3%) of the Company’s Common Stock.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2005

WINLAND ELECTRONICS, INC.
By /s/ Lorin E. Krueger
Lorin E. Krueger
President and Chief Executive Officer